UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2011

Continental Resources Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-152023	26 - 1657084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3266 W. Galveston Drive #101, Apache Junction, AZ 85120
(Address of principal executive offices) (Zip Code)

(480) 288-6530
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On July 14, 2011 management of Continental Resources Group, Inc. (the “Company”) was advised by its independent registered public accountant that the financial statements filed in its Quarterly Report on Form 10-Q for the quarter ended December 31, 2010 (the “December 2010 10Q”) contain certain accounting errors relating to costs associated with the warrant and option expense which are overstated and require adjustment.  As a result, the consolidated financial statements for the Company’s fiscal quarter ended December 31, 2010, which are included in the December 2010 10Q, will be amended to restate the financial results for the quarter, and, as a result, cannot be relied upon.

As a further result of the foregoing, the Company failed to file its Annual Report on Form 10-K for its fiscal year ended March 31, 2011 in a timely manner.

Management has apprised the Company’s Board of Directors and has discussed the matters in this Report with its independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONTINENTAL RESOURCES GROUP, INC.

Date: July 15, 2011	By:	/s/ Joshua Bleak
Name: Joshua Bleak
Title: President